Add Free Writing Prospectus
Filed Pursuant to Rule 433 Registration Statement No. 333-296151
June 8, 2026

First Carolina Financial Services, Inc.

Investor Presentation

June 2026

Summary Disclaimer

Disclaimer

This presentation has been prepared by First Carolina Financial Services, Inc. ("First Carolina," "FCFS", or the "Company") on a confidential basis for the exclusive use of the party to whom First Carolina delivers this presentation.

First Carolina has filed a registration statement, including a preliminary prospectus, on Form S-1 (File No. 333-296151) with the Securities and Exchange Commission ("SEC") for an initial public offering of its common stock to which this presentation relates. The registration statement has not yet become effective. Sales of securities of First Carolina offered pursuant to the registration statement may not be made or offers for such securities accepted prior to the time the registration statement becomes effective. Before making a decision to invest, you should read the registration statement, the preliminary prospectus and any other documents we file with the SEC for more complete information about us and the offering. You can obtain these documents for free by visiting EDGAR on the SEC's website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus if you request it by contacting: Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, Fourth Floor, New York, NY 10019 , or by telephone at (212) 887-7777. This presentation shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. . This presentation has been prepared by First Carolina for informational purposes only and not for any other purpose. Nothing contained in this presentation is, or should be construed as, a recommendation, promise or representation by the presenter or First Carolina or any officer, director, employee, agent, or adviser of First Carolina. This presentation does not purport to be all-inclusive or to contain all of the information you may desire. Information provided in this presentation speaks only as of the date hereof. First Carolina assumes no obligation to update any information or statement after the date of this presentation as a result of new information, subsequent events, or any other circumstances. In reviewing this information, you are acknowledging its confidential nature and are agreeing to abide by the terms of this disclaimer. This confidential information is being made available to each recipient solely for its benefit in connection with familiarization with First Carolina and is subject to amendment.

Market and Industry Data

Certain information regarding First Carolina's industry and the markets in which it operates contained in this presentation relates to or is based on studies, publications, surveys, and other data obtained from third-party sources and the Company's own internal estimates and research. While the Company believes these third-party sources to be reliable as of the date of this presentation, it has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of any such information. Such information is subject to change and may be limited by the availability of raw data, the nature of the data gathering process, and other limitations inherent in any statistical survey of such market and industry data. In addition, projections, assumptions and estimates of future performance of the markets in which First Carolina operates are necessarily subject to uncertainty and risk due to a variety of factors, which could cause results to differ materially from those expressed in the estimates made by third parties and First Carolina. Accordingly, you are cautioned not to place undue reliance on such market and industry data or any other such estimates.

Trademarks

This presentation includes First Carolina's own trademarks, which are protected under applicable intellectual property laws, as well as trademarks, service marks, copyrights and tradenames of other companies, which are the property of their respective owners. First Carolina does not intend its use or display of other companies' trademarks, service marks, copyrights or tradenames to imply a relationship with, or endorsement or sponsorship of, any other companies. Solely for convenience, First Carolina's trademarks and tradenames referred to in this presentation may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that First Carolina will not assert, to the fullest extent under applicable law, First Carolina's rights, or the rights of the applicable licensor to these trademarks and tradenames.

Non-GAAP Financial Metrics

This presentation includes financial information prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). The presentation also includes certain financial measures not presented in accordance with GAAP, which are used by management to help us describe our operating performance. Our presentation of these non-GAAP financial metrics is intended as a supplemental measure of our performance and has certain limitations; accordingly, such measures should be considered in addition to, and not as an alternative to or in isolation from, financial measures derived in accordance with GAAP. Any non-GAAP financial metric as defined by First Carolina may not be comparable to similar non-GAAP financial metrics presented by other companies. Our presentation of such financial measures, which many include adjustments to exclude unusual or non-recurring items, should not be construed to imply that our future results will be unaffected by these items. See the supplemental materials to this presentation for a reconciliation of each non-GAAP financial metric to its nearest financial measure calculated in accordance with GAAP.

Forward-Looking Statements

This presentation and related materials contain forward-looking statements about First Carolina and industry, which are predictions and expectations of future events. These forward-looking statements are subject to substantial risks, uncertainties and assumptions that could cause actual results to differ materially from the plans, intentions and expectations its expressed in or implied by these forward-looking statements. Forward-looking statements generally are identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook,” “could,” “should,” “will,” “continue” and other similar expressions or negatives thereof.

All statements other than statements of historical fact are forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict. Such risks, uncertainties and other factors include but are not limited to general economic or industry conditions; changes in market conditions or competitive dynamics; the First Carolina’s ability to execute its business strategy; and regulatory and legal developments.

The financial projections included in this presentation were prepared based on assumptions about future events that First Carolina believes are reasonable as of the date prepared. However, these financial projections are inherently subjective and are subject to significant business, economic and competitive uncertainties and contingencies many of which are beyond First Carolina’s control. These financial projections are not intended to be, and should not be construed as, guarantees, predictions or promises of future performance, and inclusion of these financial projections should not be regarded as an indication that First Carolina considers them to be necessarily predictive of future results.

You should not place undue reliance on such statements. Except as required by law, we do not intend to update or revise any forward-looking statements as new information, future developments or otherwise arise.

Offering Summary

Issuer	First Carolina Financial Services, Inc.
Exchange / Ticker	NYSE: FCBM
Shares Offered	5,500,000 (100% Primary)
Base Offering Size [1]	$82.5 Million
Overallotment Option	15% (100% Primary)
Filing Range	$14.00 - $16.00 per share
Lock-Up	180 days for executive officers, directors and significant shareholders
Use of Proceeds	General corporate purposes, which may include supporting organic growth, refinancing of outstanding indebtedness, working capital and potential acquisitions
Sole Bookrunner	Keefe, Bruyette & Woods, *A Stifel Company*
Co-Managers	Raymond James and Hovde Group, LLC
Expected Pricing Date	June 17, 2026

1. Based on midpoint of filing range; excludes overallotment option

Today’s Speakers



Ronald A. Day
Chairman, President and Chief Executive Officer of FCFS and FCB

Age: 60
Banking Experience: 39 Years
First Carolina Experience: 14 Years



Steven G. Deaton
Chief Financial Officer and Chief Risk Officer of FCFS and FCB

Age: 63
Banking Experience: 41 Years
First Carolina Experience: 4 Years



Douglas Ford IV
Chief Banking Officer of FCB

Age: 57
Banking Experience: 35 Years
First Carolina Experience: 7 Years



R. Gregory Ferrell
Head – Real Estate Banking FCB

Age: 65
Banking Experience: 42 Years
First Carolina Experience: 9 Years



Andrew Mathieson
Chief Revenue Officer of FCFS and FCB

Age: 63
Experience: 32 Years
First Carolina Experience: 1 Year

Company Overview

Premier Regional Financial Institution

$3.4bn
Total Assets

$2.7bn
Total Loans

$3.0bn
Total Deposits

$353mm
Total Shareholders' Equity

36%
Loan CAGR since 2015

35%
Deposit CAGR since 2015

10%
TBVPS CAGR since 2015

650,000+
Total Deposit Accounts

$13.5bn
BM Tech Annual Refund Disbursements Processed [1]

$535mm
Average Daily BM Tech Deposits

1.12%
Noninterest Income / Avg. Assets

19.4%
Director and Employee Ownership



$86
$157
$331
$658
$1,418
$2,725
$3,318
$3,418
2013
2015
2017
2019
2021
2023
2025
Q1 '26
Total Assets ($mm)



VA
Richmond
Virginia Beach
Greensboro
Rocky Mount
NC
Raleigh
Charlotte
Greenville
Columbia
Wilmington
Atlanta
SC
Augusta
Charleston
Savannah
GA
64
95
40
85
20
26
75
9 Full-Service Offices

Data as of and for the three months ended 3/31/26, unless otherwise noted
1. Volume measures for the full year 2025

First Carolina Financial Services, Inc.

Our History

$314mm
total capital raised

2012
First Carolina Financial Services, Inc. ("FCFS") acquired control of First Carolina State Bank, rebranding it to First Carolina Bank ("FCB")
Raised $13.1mm of equity capital

2015
Raleigh market entrance
Total common equity raised: $12.2mm

2017
Wilmington market entrance
Total common equity raised: $14.3mm

2019
Launched First Carolina Wealth; Virginia Beach market entrance
Convertible subordinated debt raised: $18.5mm and non-convertible subordinated debt raised: $32.0mm

2020
Opened full-service branch in Cary, NC; Virginia Beach LPO converted into full-service branch
Common equity raised: $31.4mm

2021
Virginia Beach LPO is converted to a full-service branch

2022
Full-service branches open in Columbia, SC and Atlanta, GA
Common equity raised: $115.0mm; Non-convertible subordinated debt raised: $32.0mm

2023
Full-service branch opens in Greenville, SC and initiation of partnership with BM Technologies, Inc. to add core, insured specialty deposit vertical

2024
Common equity raised: $45.4mm

2025
Closed acquisition of BM Tech

Our Core Values

Built on a culture of **stable, consistent leadership** and a **deeply ingrained high-performing mentality**

We do the day-to-day things in banking extremely well

47% of our legacy employees are shareholders [1]



Considerate
We lean into community needs in the markets we serve
Emphasis on service in all aspects
Enterprising
We have a do-business attitude
Collaborative decision making
Intentional
We do what we say we are going to do
Focused and scalable
Responsive
We work to exceed expectations in every service level
Compete on relationship service and speed

1. Includes employees from First Carolina prior to the BM Tech acquisition; ownership data as of 3/31/26

Our Markets

Raleigh / Cary, NC



Atlanta, GA



Rocky Mount, NC



Wilmington, NC



Greenville, SC



Virginia Beach, VA



Columbia, SC



Greensboro, NC



Top 5 deposit market share for community banks in the Rocky Mount, Raleigh & Wilmington markets [1]

#1 deposit market share for community banks in our counties of operation [1]

8th largest sub-$20bn bank in our combined footprint [2]

$800bn+ GDP, 200K+ business & 12mm+ population in our combined MSAs [3]



VA
NC
SC
GA
First Carolina Branch

Projected Population Growth 2026-2031 [4]



4.6%
2.6%
First Carolina
National Average

Projected Household Income Growth 2026-2031 [4]



13.8%
11.3%
First Carolina
National Average

1. Data sourced from S&P Global Market Intelligence as of 6/30/2025; Community banks defined as banks under $20 billion in total assets
2. Data sourced from S&P Global Market Intelligence as of 3/31/2026; Includes depository banks headquartered in GA, NC, SC and SE VA (Richmond and Virginia Beach-Chesapeake-Norfolk MSAs) with total assets under $20 billion; Excludes Southern Bancshares (N.C.), Inc. and Fidelity Bancshares (N.C.), Inc. due to significant affiliated ownership with larger BHC
3. Sources: U.S. Bureau of Labor Statistics, data as of 6/30/25 aggregated by S&P Global Market Intelligence; U.S. Bureau of Economic analysis, data for the year 2023 as of 12/6/24; U.S. Census Bureau County Business Patterns, data for the year 2023 as of 6/30/25
4. Data sourced from S&P Global Market Intelligence as of 6/30/2025; Projected population growth and projected household income growth across MSAs First Carolina Bank operates in, weighted by the volume of deposits in those MSAs

Scarcity Value in our Markets

Market Share Growth Opportunities [1]



GA
$122bn deposits
NC
$104bn deposits
SEVA[3]
$37bn deposits
SC
$25bn deposits

Banks Headquartered in NC, SC, GA & SE VA under $20bn in Assets [2 3]

Rank	Institution	HQ	Assets ($bn)	Exchange
1	Live Oak Bancshares, Inc.	Wilmington, NC	15.3	NYSE
2	First Bancorp	Southern Pines, NC	12.9	NASDAQGS
3	MetroCity Bankshares, Inc.	Doraville, GA	4.7	NASDAQGS
4	Southern First Bancshares, Inc.	Greenville, SC	4.6	NASDAQGM
5	HomeTrust Bancshares, Inc.	Asheville, NC	4.4	NYSE
6	Vallant Financial, Inc.*	Elberton, GA	4.0	--
7	Colony Bankcorp, Inc.	Fitzgerald, GA	3.7	NYSE
8	First Carolina Financial Services, Inc.	Raleigh, NC	3.4	--
9	C&F Financial Corporation	Toano, VA	2.8	NASDAQGS
10	Georgia Banking Company, Inc.	Atlanta, GA	2.7	--
11	First Community Corporation	Lexington, SC	2.4	NASDAQCM
12	CoastalSouth Bancshares, Inc.	Atlanta, GA	2.3	NYSE
13	The Queensborough Company	Augusta, GA	2.3	--
14	Anderson Bancshares, Inc.	Mullins, SC	2.3	--
15	Coastal Carolina Bancshares, Inc.*	Charleston, SC	2.3	OTCQX

Source: S&P Global Market Intelligence

Note: Data shown pro forma for recently announced or completed transactions; Southeastern VA includes Richmond and Virginia Beach MSAs

* Indicates pro forma for recent transactions

1. Includes total deposits of banks with assets between $20 billion and $1 trillion in First Carolina MSAs in each respective state; Deposit cap at $5 billion per branch
2. Data as of 3/31/26; Includes the top 15 depository banks headquartered in North Carolina, South Carolina, Georgia, or Southeastern VA with total assets of under $20 billion; Excludes Southern Bancshares (N.C.), Inc. and Fidelity Bancshares (N.C.), Inc. due to significant ownership with larger BHC
3. Southeastern VA defined as Richmond and Virginia Beach-Chesapeake-Norfolk MSAs

Deposit Displacement Opportunities

Displacement of Total Market Deposits[1]



Greensboro 13.2%
Winston-Salem 7.5%
Raleigh 1.7%
Charlotte 0.5%
Roanoke 10.2%
Greenville 3.4%
Virginia Beach 4.0%
Athens 24.7%
Dalton 8.4%
Durham 1.9%
Spartanburg 4.3%
Atlanta 8.4%
Augusta 6.4%
Myrtle Beach 7.3%
Macon 26.9%
Sumter 32.9%
Charleston 9.8%
Columbus 61.4%
Columbia 6.0%
Warner Robins 34.4%
Savannah 16.2%
Valdosta 19.4%
<1.0%
1.0%-5.0%
5.0%-10.0%
>10.0%

Top 15 Markets by Deposits Displaced ($bn)[2]



Atlanta $20.2
Columbus $6.1
Charleston $2.3
Charlotte $2.2
Greensboro $2.1
Raleigh $1.7
Columbia $1.6
Savannah $1.5
Athens $1.5
Macon $1.4
Virginia Beach $1.2
Winston-Salem $1.1
Warner Robins $1.0
Roanoke $0.9
Greenville $0.9
Target Market
Current First Carolina Market

Source: S&P Global Market Intelligence

Deposit data as of 6/30/25

Includes transactions announced or completed since 1/1/24 in the Southeast with a deal value greater than $100mm; The Pinnacle – Synovus merger shows deposits from both sides

1. Deposit displacement as a percent of the MSA 2025 total deposit market; includes all MSAs with at least $200mm in deposits displaced
2. Includes the top 15 MSAs in GA, NC, SC, and VA by deposit displacement

Successful Recruiting Drives Performance

We actively recruit seasoned, entrepreneurial bankers in attractive, high growth regional metro markets who align with our excellence-driven and client-service focus

Hiring by Year

Hiring by Year	Title	Location	Years of Experience	Previous Employer
2019	Market Executive	Virginia Beach, VA	39	Atlantic Union Bank
	Chief Banking Officer	Raleigh, NC	35	Pinnacle Financial Partners
	Managing Director - Commercial Banking	Cary, NC	40	Towne Bank
	Senior Banking Officer	Wilmington, NC	29	Pinnacle Financial Partners
2020/2021	Director - Treasury Management	Cary, NC	18	Towne Bank
	Market Executive	Rocky Mount, NC	22	Union Bank
	Triangle Market Executive	Raleigh, NC	18	SunTrust
	Senior Banking Officer	Rocky Mount, NC	38	BB&T
2022	Market President - GA & SC	Atlanta, GA	24	SunTrust
	Chief Risk Officer & Chief Financial Officer	Atlanta, GA	42	Cornerstone Bank (President, CEO); State Bank & Trust Company (Chief Risk Officer)
	Managing Director - Enterprise Risk and Commercial Banking	Atlanta, GA	--	Cadence Bank
	Regional Private Banker	Greenville, SC	11	Piedmont Bank
	Senior Commercial Banking Officer	Atlanta, GA	24	Chase
2023	Director - Commercial Real Estate Banking	Raleigh, NC	13	First Republic Bank
	Chief Compliance Officer	Remote	45	Citibank
	Chief Information Officer	Raleigh, NC	30	Pinnacle Financial Partners
	Senior Banking Officer	Atlanta, GA	25	First Citizens
	Managing Director - BSA/AML/CFT/OFAC	Rocky Mount, NC	23	M&F Bank NC
	Managing Director - General Banking	Rocky Mount, NC	37	PNC Bank
2024	Commercial Banking Officer	Wilmington, NC	24	South State Bank
	Chief Accounting Officer	Atlanta, GA	22	OneSouth Bank (CFO, COO, and Secretary); Cornerstone Bancshares, Inc. (CFO)
2025	Chief Legal Officer & General Counsel	Raleigh, NC	17	Wyrick Robbins Yates and Ponton LLP
	Managing Director – Retail Banking	Cary, NC	23	Pinnacle Financial Partners
	Chief Revenue Officer	Remote	32	Global Payments - TSYS
2026	Market President	Greenville, SC	28	Pinnacle Financial Partners

First Carolina Bankers by Region

Region	# of Bankers
Raleigh-Cary, NC	6
Atlanta, GA	6
Wilmington, NC	2
Rocky Mount, NC	4
Greenville, SC	2
Cary, NC	2
Virginia Beach, VA	1
Total	23 [1]

Data as of 3/31/26

1. Excludes remote employees

First Carolina Financial Services, Inc.

Investment Highlights

1. Experienced Management Team
2. Strategic Expansion and Scarcity Value
3. Strong Enterprise Risk Management Foundation and Track Record
4. Proprietary Data and Technology Platform
5. Operates in Several of the Best Markets in the Country
6. Culture of Excellence
7. Significant TAMs Across All LOBs
8. Proven Organic Growth Engine
9. Strong Balance Sheet
10. Shareholder Alignment [1]

1. 19.4% Company Insider & Employee Ownership; Insider ownership includes all members of the Board of Directors and all employees of the Bank; Ownership data as of 3/31/26

Balance Sheet

Diversified Loan Portfolio

We focus on three primary lending verticals

Commercial & Industrial (C&I)

Middle market commercial banking targeting lower middle market companies with $25 million to $150 million targeted annual revenue. Primary business operating relationship typically required with full suite of treasury services available such as commercial online banking, ACH, positive pay, lockbox, and API/ERP integration

Commercial Real Estate (CRE)

Residential real estate financing to sophisticated developers and investors for office, retail, multi-residential, industrial and self-storage

Consumer

Real estate and other personal financing for our commercial owners and other professionals such as doctors, lawyers, accountants and dentists

Total Loan Composition


C&I
12%
1-4 Family
13%
Consumer &
Other
<1%
OOCRE
10%
Construction
Land & Land
Development
11%
Gross Loans:
$2.7B
Other
Commercial
Real Estate
54%

Yield on Loans: 6.16%

Fixed Rate Loans: 56%

Variable Rate Loans: 44%

Total Loans by Geography


Virginia
3.5%
Other
9.5%
South Carolina
12.7%
Georgia
13.4%
North Carolina
60.9%

Loan Balances Over Time ($mm) [1]

CAGR	
CRE	20%
C&I	20%
Consumer / 1-4	33%


$1,172
$104
$271
$797
$1,761
$134
$368
$1,258
$2,230
$193
$487
$1,550
$2,594
$284
$534
$1,776
$2,648
$348
$595
$1,705
$2,684
$354
$596
$1,732
2021
2022
2023
2024
2025
Q1 '26
CRE
Commercial & Industrial
Consumer (1-4 Family)

Data as of or for the three months ended 3/31/26; annual data as of each respective year and quarter end

1. CRE includes construction, land & land development and other commercial real estate; C&I includes owner occupied real estate and commercial and industrial; consumer includes 1-4 family and consumer and other loans

Commercial & Industrial Business

C&I Loan Balances ($mm)

CAGR	
OOCRE	21%
C&I	20%



$270.6
$152.0
$118.6
$368.2
$194.1
$174.0
$486.9
$254.0
$232.9
$533.5
$268.9
$264.7
$595.2
$299.9
$295.3
$596.3
$327.4
$268.9
2021
2022
2023
2024
2025
Q1 '26
Owner Occupied CRE
Commercial & Industrial Loans

Portfolio by Type [1]



Other 5.9%
Non-Profit 0.6%
Industrial 16.6%
Healthcare 38.0%
Retail 13.8%
Office 14.2%
Education 10.9%

Portfolio by Geography [2]



Other 11.2%
VA 1.8%
SC 6.5%
GA 8.0%
NC 72.5%

Our Typical Client

- $25 million to $150 million of targeted annual revenue
- $3 million to $8 million revolver committed with 50% average usage linked to treasury sweep
- $2 million to $5 million commercial owner-occupied real estate loan
- $0.25 million to $5 million equipment financing with straight term or capex facility
- $0.5 million to $2 million demand deposit utilizing treasury management services
- Consumer lending (i.e., residential portfolio mortgage) and wealth opportunities (i.e., cash alternatives strategy) to executives of business

Data as of 3/31/26; Annual data as of each respective year and quarter end
1. "Other" includes mixed use, other real estate, gas station/convenience and day care facility
2. "Other" includes several states each representing less than 1.5% of total loan portfolio

Deposit Portfolio

A Thoughtful Approach to Deposits

- Our relationship focus and proactive approach to banker compensation has enabled us to improve our mix while still growing deposits at a 26% CAGR since 2021
- Strong core deposit growth has funded our similarly robust loan growth
  - ~83% of deposits insured
  - ~86% of CRE and C&I borrowers carry a deposit relationship with us
- Non-time deposit growth of $652 million since Q4 '24 primarily through traditional banking business
- Brokered deposits down to 22% of total (3/31/26) from 42% (12/31/24)
  - Core deposit growth funded the runoff
- The BM Tech acquisition contributed on average $535mm of deposits in Q1 '26 at a 0.02% cost, with cross-sell upside across university partnerships

Deposit Composition Over Time ($mm)



BM Tech Partnership Begins in Dec. 2023
$1,106
$55
$309
$494
$69
$180
$1,675
$104
$587
$662
$123
$199
$2,361
$134
$814
$578
$187
$648
$2,511
$123
$971
$583
$294
$539
$2,796
$140
$987
$759
$377
$533
$2,967
$132
$766
$931
$479
$659
2021
2022
2023
2024
2025
Q1 '26
Jumbo Time Deposits
Retail Time Deposits
Money Market & Savings
NOW Accounts
Non-Interest Bearing Demand

Deposits / Branches Over Time ($mm)



$185
$209
$262
$279
$311
$330
2021
2022
2023
2024
2025
Q1 '26

Loans / Deposits Over Time (%)



106.0%
105.1%
94.5%
103.3%
94.7%
90.5%
2021
2022
2023
2024
2025
Q1 '26

Data as of or for the three months ended 3/31/26, unless otherwise noted

1. Jumbo time deposits defined as all time deposits greater than $250,000

CRE Business

Background on CRE Lending Model

- Weighted average portfolio LTV of 54%
- Over 99% of CRE borrowers have deposits with the Bank
- 67% of new originations sourced from existing customers
- Current average yield on CRE loans of 6.0%
- $252 million of unfunded CRE commitments

Portfolio by Property Type



Multi-residential 25.9%
Industrial 16.9%
Office 13.3%
Retail 12.6%
Self Storage 9.5%
Mixed use 8.3%
Residential 6.0%
Land & Dev 3.5%
Other 4.0%[1]

Portfolio by Geography



North Carolina 55.5%
South Carolina 16.1%
Georgia 15.7%
Virginia 4.2%
Tennessee 2.6%
Florida 1.8%
Other 4.1%

Loan Balances ($mm)

	CAGR
NOOCRE	15%
C&D	14%
Multi-Res	52%
Total CRE	20%



$797
$73
$163
$562
$1,258
$288
$229
$741
$1,567
$327
$360
$880
$1,807
$393
$315
$1,099
$1,705
$374
$256
$1,075
$1,734
$428
$284
$1,022
2021
2022
2023
2024
2025
Q1 '26
Non-Owner Occupied CRE
Construction, Development and Land
Multi-Res

CRE Disbursements & Paydowns ($mm)



$409
$77
$332
$166
$737
$132
$605
$259
$419
$212
$207
$111
$422
$332
$90
$182
$346
$196
$150
$449
$130
$55
$75
$101
2021
2022
2023
2024
2025
Q1 '26
New Loans Funded in Period
New Draws on Existing Loans
Paydowns

Data as of or for the three months ended 3/31/26, unless otherwise noted; annual data as of or for the twelve months ended each respective year

1. Other includes senior / elder care properties, medical office properties, daycares, mobile home parks, etc.

CRE Diversification

- The Bank generally prioritizes "velocity" lending, favoring facilities with terms of five years or less and floating-rate structures to optimize yield and capital efficiency
- The relative composition of the portfolio is diversified and consistent over time
- We manage concentrations actively and avoid certain asset classes altogether such as homebuilder finance

Portfolio Composition

($mm)	Loan Balance	% of CRE Portfolio	WALTV [1]
Multi-Residential	$ 449	25.9 %	53.7 %
Industrial	293	16.9	53.7
Office	231	13.3	55.4
Retail	219	12.6	48.5
Self-Storage	164	9.5	60.6
Mixed-Use	143	8.3	56.3
Residential	105	6.0	54.3
Land & Development	60	3.5	48.0
All other types [2]	69	4.0	44.6
Total [3]	**$ 1,732**	**100.0 %**	**53.6 %**

Data as of 3/31/26

1. Based on the As-Stabilized value unless still classified as AD&C, in which case the As-Is or As Completed value is utilized, as appropriate
2. Types of collateral in the "all other types" category are those that individually make up less than 5.0% of CRE concentrations and include Elder Care, Hospitality, Mobile Home Parks, RV Parks, and Parking Facilities
3. Excludes loans secured by farmland

Excellent Credit Quality

- Comprehensive underwriting process with clearly defined policies to maintain a high level of asset quality
- Highly experienced bankers incentivized with equity ownership



NPAs [1] / Assets (%)
0.00%
0.00%
0.00%
0.76%
0.65%
0.65%
2021
2022
2023
2024
2025
Q1 '26



NCOs / Average Loans (%)
0.00%
0.00%
0.00%
0.00%
0.10%
0.00%
2021
2022
2023
2024
2025
Q1 '26



Loan Loss Reserve / Gross Loans (%)
0.64%
0.66%
0.85%
0.79%
0.79%
0.79%
2021
2022
2023
2024
2025
Q1 '26

Data per bank level as of or for the twelve months ended each respective year and for the three months ended 3/31/26

1. Excluding loan modifications to borrowers experiencing financial difficulty that are in compliance with their modified terms

Capital Ratios

Tangible Common Equity / Tangible Assets (%) [1]


7.3%
12.1%
9.8%
11.0%
8.3%
8.5%
10.7%
2021
2022
2023
2024
2025
Q1 '26
PF Q1 '26 [2]

Common Equity Tier 1 Ratio (%)


7.8%
12.2%
9.4%
11.3%
9.2%
9.5%
12.5%
2021
2022
2023
2024
2025
Q1 '26
PF Q1 '26 [2]

Total Risk-Based Capital Ratio (%)


12.1%
15.8%
12.6%
14.2%
12.0%
12.1%
15.0%
2021
2022
2023
2024
2025
Q1 '26
PF Q1 '26 [2]

CRE Concentration Ratio (%)


417%
391%
445%
435%
487%
484%
391%
2021
2022
2023
2024
2025
Q1 '26
PF Q1 '26 [2]

1. Non-GAAP financial metric; see appendix for a reconciliation of non-GAAP financial metrics
2. On a pro forma basis after giving effect to: the offering and sale of 5.5 million shares of First Carolina common stock at the assumed initial public offering price per share of $15.00, which is the midpoint of the price range set forth on the cover page of the prospectus, resulting in net proceeds to First Carolina of approximately $82.5 million, plus the overallotment option, payable by First Carolina; see appendix for reconciliation of illustrative pro forma calculations

Payments & BankMobile

BM Tech and BankMobile

	BM Technologies, Inc.		BankMobile	
Product	Disbursements		Banking Services	
Target Customer	Universities & Colleges		Students & Graduates	
Existing Base (Q1 '26)	750+ campuses across 46 states		~514K accounts; adding 137K+ annually	
Money Flows (FY 2025)	$13.5bn+ disbursements processed		$2.6bn+ deposit in-flows	$1.9bn+ card spend
Average Deposits (Q1 '26)	$268mm daily average →	$535mm total daily average	← $267mm daily average	
Monetization Model	Transaction & subscription fees, plus value of deposits		Interchange & account fees, plus value of deposits	
Strategic Cross-sell	Commercial banking services		Adjacent product expansion	

End-to-End Money Flows



2025 Total Disbursements: $13.5B of Value, 8.7M Transactions
BM Technologies, Inc.
Via RefundSelection.com
Disbursed to BM: $1.3B
Check (last resort), $545M
Check (selected or forced), $304M
ACH Sent: $11.4B
750+
campuses across the nation
9.5%
84.2%
BM Tech Profit Equation = $f(Deposits, Transaction Fees, Subscriptions)$
BankMobile
Total New Money: $2.6B
Other Deposits to BM: $1.3B
Rollover Money on Deposit at BM
Growth Opportunity
Card Spend: $1.9B
Other Withdrawals: $81M
ACH Transfers: $363M
ATM Withdrawals: $311M
Funds Received
Funds Disbursed
BankMobile In-Flows
BankMobile Out-Flows

All values based on full-year 2025 flows

Source: Company Documents, volume measures for the full year 2025

Everyday Banking through BankMobile


BankMobile 2025 Money Flows by Account Vintage Cohort
0-1 Years
1-2 Years
2-3 Years
3-4 Years
4-5 Years
5+ Years Old
75.9K
Ttl Dep of $51M
57.2K
Ttl Dep of $54M
36.8K
Ttl Dep of $41M
24.4K
Ttl Dep of $29M
17.3K
Ttl Dep of $22M
69.9K
Ttl Dep of $83M
$125.0M
$631.8M
$537.8M
$143.9M
$355.7M
$375.3M
$115.8M
$163.2M
$215.2M
$88.0M
$63.1M
$115.5M
$79.9M
$28.6M
$80.0M
$747.4M
$50.4M
$547.4M
In: Disbursements: $1.3B
In: Organic Deposits: $1.3B
Out: Card Spend: $1.9B
Average Monetary Active Accts
Progression to Everyday Banking Activity

Volume measures for the full year 2025

Note: Monetary Active means a Checking account ended a given month during the period with a non-zero balance or had money movement in or out during such month; deposits flows and balances include Savings.

Financial Information

Balance Sheet Growth

CAGR	
Gross Loans	22%
Deposits	26%
Assets	23%



$1,172
$1,106
$1,418
2021
$1,761
$1,675
$2,112
2022
$2,230
$2,361
$2,725
2023
$2,594
$2,511
$3,039
2024
$2,648
$2,796
$3,318
2025
$2,684
$2,967
$3,418
Q1 2026
= Gross Loans
= Deposits
= Assets

Data presented on consolidated basis
Dollars in millions

Net Interest Margin Analysis

2021 – 2025



4.63%
4.95%
5.98%
6.32%
6.16%
4.50%
5.50%
4.50%
3.75%
3.21%
3.46%
2.89%
3.26%
3.12%
0.25%
0.47%
1.14%
3.24%
3.13%
2.98%
2021
2022
2023
2024
2025
Cost of Deposits
Target Fed Funds Rate
Yield on Loans
NIM

Q1 ’24 – Q1 ’26



6.29%
6.29%
6.40%
6.25%
6.19%
6.23%
6.33%
6.28%
6.16%
5.50%
5.50%
5.00%
4.50%
4.50%
4.50%
4.25%
3.75%
3.75%
3.50%
3.11%
3.16%
3.23%
3.22%
3.05%
3.06%
3.16%
3.25%
2.82%
3.26%
3.33%
3.07%
2.91%
3.04%
3.04%
2.89%
2.63%
Q1 '24
Q2 '24
Q3 '24
Q4 '24
Q1 '25
Q2 '25
Q3 '25
Q4 '25
Q1 '26
Cost of Deposits
Target Fed Funds Rate
Yield on Loans
NIM

Source: FRED for Target Fed Funds Rate

Noninterest Income Detail

Noninterest Income ($mm)



$43.2
1.62%
1.46%
1.29%
1.24%
1.12%
0.87%
0.13%
0.10%
0.10%
0.19%
$13.2
$12.9
$9.7
$7.4
$7.6
$5.5
$1.7
$1.8
$2.4
2021
2022
2023
2024
2025
Q1 '25
Q2 '25
Q3 '25
Q4 '25
Q1 '26
Noninterest Income
NII / Avg. Assets

NII / Revenue: [2]	2021	2022	2023	2024	2025	Q1 '25	Q2 '25	Q3 '25	Q4 '25	Q1 '26
	4.1%	3.0%	3.5%	5.6%	30.5%	28.9%	35.9%	33.6%	22.4%	23.0%

- **Interchange and card revenue:** Interchange and account fees generated by our BankMobile Platform deposit account offering and associated debit cards
- **Service Charges:** Includes fixed deposit processing fees from private-label program and customer fees for account maintenance, transactions, and overdraft services (notably from BM Tech)
- **University Fees:** Transaction activity and subscription fees generated by the BM Tech segment
- **Bank-owned life insurance income:** Represents the increase in the cash surrender value of life insurance policies held on key employees, net of premiums paid
- **Other:** Includes trust income, rental income, net gain on sale of securities, and other miscellaneous income

Q1 '26 Composition [1]



University Fees
30%
Bank-owned life insurance income
7%
Other
4%
Service Charges
30%
Interchange and card revenue
29%

Composition	Amount ($M)	% of Total
Interchange and card revenue	$2.2	29.1 %
Service Charges	2.3	29.9
University Fees	2.3	30.4
Bank-owned life insurance income	0.6	7.3
Other	0.3	3.4
Total	$7.6	100.0 %

Dollars in millions; data presented on consolidated basis
1. Percentages may not align due to rounding
2. Revenue defined as the sum of noninterest income and net interest income

Profitability Metrics

Core Return on Average Assets (%) [1]



1.17%
1.26%
0.83%
0.72%
0.44%
0.76%
2021
2022
2023
2024
2025
Q1 '26
Core PTPP ROAA: [1]
1.75%
1.85%
1.09%
0.84%
0.82%
0.89%

Core Return on Average Tangible Common Equity (%) [1]



15.2%
10.2%
7.6%
7.5%
5.4%
9.1%
2021
2022
2023
2024
2025
Q1 '26

Efficiency Ratio (%) [1]



45.3%
45.9%
62.0%
74.6%
84.0%
79.4%
2021
2022
2023
2024
2025
Q1 '26

Net Interest Margin (%)



3.21%
3.46%
2.89%
3.26%
3.12%
3.25%
2021
2022
2023
2024
2025
Q1 '26

1. Non-GAAP financial metric; see appendix for a reconciliation of non-GAAP financial metrics

Key Areas of Profit Expansion


Net Interest Margin
Interest Income
Interest Expense
Loan Growth
Effective Yield
MMDA
Non-Interest-Bearing Deposits
Retail CDs
Wholesale (Brokered, Borrowed)
Noninterest Income
Interchange Income
Other Fee Income
Higher Education Fees
Bank Fees
Noninterest Expense
Fraud Losses
Other NIE
Data Processing
Salary Related Expense

Earnings Growth Initiatives

- **Growth will drive operating leverage**
- **Pricing discipline on loans**
- **Continue to decrease cost of funds and diminish reliance on wholesale funding**
- **Increase BM Tech interchange income and maximize card network**
- **Maximize BM Tech disbursement and subscription fees**
- **Further enhancement to fraud detection to enhance mitigation**
- **Consolidate core banking platforms**

Investment Highlights

1. Experienced Management Team
2. Strategic Expansion and Scarcity Value
3. Strong Enterprise Risk Management Foundation and Track Record
4. Proprietary Data and Technology Platform
5. Operates in Several of the Best Markets in the Country
6. Culture of Excellence
7. Significant TAMs Across All LOBs
8. Proven Organic Growth Engine
9. Strong Balance Sheet
10. Shareholder Alignment [1]

1. 19.4% Company Insider & Employee Ownership; Insider ownership includes all members of the Board of Directors and all employees of the Bank; Ownership data as of 3/31/26

Appendix

Our Markets

Market	Population[1]	GDP[2]	'26 – '31E Proj. Pop. Growth[1]	2031 HHI[1]	'26 – '31E HHI Growth[1]	Unemployment[1]	Highlights
Raleigh / Cary, NC	1,611,719	$110.6bn	8.3%	$121,727	13.3%	3.0%	• ~39K businesses operating within the MSA in 2023 [3] • Ranked #1 Best Performing City in 2025 by the Milken Institute
Rocky Mount, NC	148,258	$6.9bn	2.8%	$77,992	14.5%	4.8%	• ~3K businesses operating within the MSA in 2023 [3] • Houses operations of major employers such as Pfizer, Novo Nordisk and Honeywell
Wilmington, NC	498,333	$17.7bn	9.0%	$96,508	13.0%	3.4%	• ~13K businesses operating within the MSA in 2022 [3] • Home to the University of North Carolina Wilmington
Atlanta, GA	6,500,242	$471.7bn	4.2%	$106,823	11.4%	3.3%	• ~163K businesses operating within the MSA, 16 Fortune 500s in 2023 [3] • Serves as the headquarters of 16 Fortune 500 companies
Virginia Beach, VA	1,795,848	$104.0bn	0.7%	$98,678	11.2%	3.6%	• ~40K businesses operating within the MSA in 2022 [3] • Top 40 best city in the U.S. to find a job in 2024 by WalletHub
Greensboro, NC	808,012	$52.9bn	3.3%	$78,811	12.2%	3.9%	• ~19K businesses operating within the MSA in 2023 [3] • Top 25 best places to live in the nation in 2024 by US News World Report
Columbia, SC	882,398	$47.0bn	4.8%	$81,377	11.9%	4.7%	• ~19K businesses operating within the MSA in 2023 [3] • Ranked the #5 "Southern City on the Rise in 2024" by Southern Living
Greenville, SC	1,018,490	$50.8bn	6.6%	$87,836	14.3%	4.6%	• ~23K businesses operating within the MSA in 2023 [3] • 4th best city to live in 2024 by US News & World Report
Total	>12M	>$800bn	4.6%[4]	$101,964[4]	12.0%[4]		
U.S. [1]			2.6%		11.3%	4.4%	
Southeast [1]			2.3%		10.0%	3.9%	

1. Source: U.S. Bureau of Labor Statistics; aggregated by S&P Global Market Intelligence; demographic data as of 6/30/25; unemployment data as of 12/31/25
2. Source: U.S. Bureau of Economic Analysis; data for the year 2023 as of 12/6/24
3. Source: U.S. Census Bureau County Business Patterns; data for the year 2023 as of 6/30/25
4. Population-weighted estimate

Loan Maturity Schedule

- $2.7 billion loan balance as of 3/31/26
- 6.12% current weighted average yield on loans


6.5%
$829.7
6.4%
6.2%
5.8%
$581.1
5.5%
$573.8
$448.4
$251.5
2026
2027
2028
2029
2030 & Beyond
Balance Maturing
Weighted Average Yield

Data as of or for the quarter ended 3/31/26
Dollars in millions

Securities Portfolio Overview

Investment Securities Detail

Security		Carrying Value ($000)	Percent of Total (%)	Total Wtd.-Avg. Yield (%)	Gross Unrealized Gain / (Loss) ($000)
Agency Residential MBS	$	289,888	87%	4.66%	($522)
Non-Agency Residential MBS		17,033	5%	4.57%	($259)
Agency Commercial MBS		5,977	2%	4.24%	($18)
Non-Agency Commercial MBS		-	0%	-	-
Asset Backed Securities		17,773	5%	4.65%	($140)
Corporate		2,000	1%	5.06%	($91)
Municipal Securities		-	0%	-	-
Total AFS	$	332,672	100.0%	4.65%	($1,030)

- **Weighted average market yield of 5.02%**
- **Weighted average book yield of 4.65%**
- **Weighted average life of 5.3 years**
- **Effective duration of 1.4 years**
- **36% fixed / 64% floating**

Investment Securities Portfolio Composition



Agency Commercial MBS 2%
Asset Backed Securities 5%
Corporate <1%
Non-Agency Residential MBS 5%
Agency Residential MBS 87%

Interest Rate Sensitivity Shock Analysis

- We manage our balance sheet to be moderately asset sensitive
- Our balance sheet structure allows NII to expand regardless of rate scenario, due to the portfolio rotations and deposit pricing floors
- 56% loans are fixed and 44% are floating
- 99% of the variable rate loans have rate floors with a weighted average floor of 5.9%

Interest Rate Risk Model

As of December 31, 2025			
Change in Interest Rates (Basis Points)	% Change in Net Interest Income (12 Months)	% Change in Net Interest Income (24 Months)	% Change in Economic Value of Equity
+ 300 bps	7.7%	11.4%	2.9%
+ 200 bps	5.1%	7.7%	2.1%
+ 100 bps	2.6%	4.2%	1.4%
Flat	-	-	-
- 100 bps	1.1%	(0.9%)	(1.1%)
- 200 bps	3.1%	(0.2%)	(4.2%)
- 300 bps	6.5%	(1.5%)	(6.9%)

Summary Consolidated Financials

(Dollars in 000s)	2021	2022	2023	2024	2025	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	CAGR: '21 - Q1 '26
						As of and for the Quarter Ended					
Statement of Income Data:											
Net Interest Income	$ 38,431	$ 57,562	$ 65,878	$ 91,560	$ 98,441	$ 23,786	$ 23,529	$ 25,513	$ 25,613	$ 25,527	26%
Noninterest Income	1,650	1,761	2,406	5,475	43,241	9,668	13,206	12,930	7,417	7,641	99%
Noninterest Expense	17,937	27,203	42,287	72,362	117,587	26,886	30,455	29,972	27,599	26,232	52%
Pre-Provision Net Revenue	22,144	32,120	25,997	24,673	24,095	6,356	5,989	6,333	5,417	6,936	5%
Net Income	14,881	21,637	19,628	20,912	12,201	4,705	4,591	(2,000)	4,905	5,911	12%
Core Net Income	14,452	21,797	19,541	21,038	14,887	5,296	5,458	(523)	4,657	6,360	14%
Earnings per Share	$2.84	$2.04	$1.81	$1.90	$0.99	$0.38	$0.37	($0.16)	$0.41	$0.48	--
Balance Sheet Data (Period End):											
Assets	$ 1,418,020	$ 2,112,432	$ 2,725,375	$ 3,039,338	$ 3,317,508	$ 3,228,827	$ 3,386,495	$ 3,516,522	$ 3,317,508	$ 3,418,377	23%
Gross Loans	1,172,159	1,760,834	2,230,443	2,593,820	2,648,174	2,649,799	2,696,875	2,695,350	2,648,174	2,684,469	22%
Deposits	1,106,271	1,674,913	2,360,739	2,510,532	2,795,673	2,707,590	2,938,224	3,070,454	2,795,673	2,966,594	26%
Loans / Deposits	106.0%	105.1%	94.5%	103.3%	94.7%	97.9%	91.8%	87.8%	94.7%	90.5%	--
Tangible Common Equity [1]	103,130	254,629	266,581	335,525	276,530	274,514	281,675	271,533	276,530	283,651	27%
Tangible Book Value per Share [1]	$19.72	$23.79	$24.63	$27.26	$22.55	$22.01	$22.57	$22.15	$22.55	$23.05	4%
Performance Ratios:											
Branches	6	8	9	9	9	9	9	9	9	9	--
Deposits / Branch	$ 184,752	$ 209,364	$ 262,304	$ 278,948	$ 310,630	$ 300,843	$ 326,469	$ 341,162	$ 310,630	$ 329,622	15%
NII / Avg. Assets	0.13%	0.10%	0.10%	0.19%	1.29%	1.24%	1.62%	1.46%	0.87%	1.12%	
NIE / Avg. Assets	1.45%	1.57%	1.79%	2.46%	3.42%	3.46%	3.82%	3.64%	3.42%	3.34%	--
Core Efficiency Ratio [1]	45.3%	45.9%	62.0%	74.4%	80.3%	78.7%	80.9%	81.6%	81.8%	77.3%	--
Yield on Loans	4.63%	4.95%	5.98%	6.32%	6.16%	6.19%	6.23%	6.33%	6.28%	6.16%	
Cost of Deposits (including noninterest demand)	0.47%	1.14%	3.24%	3.13%	2.98%	2.91%	3.04%	3.04%	2.89%	2.63%	
Net Interest Margin	3.21%	3.46%	2.89%	3.26%	3.12%	3.22%	3.05%	3.06%	3.16%	3.25%	--
ROAA	1.20%	1.25%	0.83%	0.71%	0.36%	0.60%	0.57%	(0.23%)	0.58%	0.70%	--
Core ROAA [1]	1.17%	1.26%	0.83%	0.72%	0.44%	0.68%	0.67%	(0.15%)	0.80%	0.76%	
Core PTPP ROAA	1.75%	1.85%	1.09%	0.84%	0.82%	0.91%	0.86%	0.76%	0.72%	0.89%	--
ROATCE [1]	15.7%	10.2%	7.7%	7.5%	4.5%	7.0%	5.6%	(2.4%)	7.3%	8.5%	--
Core ROATCE [1]	15.3%	10.2%	7.6%	7.5%	5.4%	7.9%	7.9%	(0.8%)	6.8%	9.1%	--
Capital Ratios:											
TCE / TA [1]	7.3%	12.1%	9.8%	11.0%	8.3%	8.7%	8.5%	7.9%	8.3%	8.5%	--
Leverage Ratio	7.6%	12.5%	10.3%	11.1%	7.9%	8.5%	8.3%	7.5%	7.9%	8.2%	--
CET1 Ratio	7.8%	12.2%	9.4%	11.3%	9.2%	8.8%	8.9%	9.0%	9.2%	9.5%	--
Tier 1 Ratio	7.8%	12.2%	9.4%	11.3%	9.2%	8.8%	8.9%	9.0%	9.2%	9.5%	
Total Capital Ratio	12.1%	15.8%	12.6%	14.2%	12.0%	11.6%	11.6%	11.8%	12.0%	12.1%	--
Regulatory C&D Concentration Ratio	85%	71%	102%	76%	73%	90%	94%	91%	73%	79%	--
Regulatory CRE Concentration Ratio	417%	390%	445%	435%	487%	529%	521%	510%	487%	484%	--

1. Non-GAAP financial metric; see appendix for a reconciliation of non-GAAP financial metrics

First Carolina Financial Services, Inc.

Segment Reporting

(Dollars in 000s)	Segmented Reporting for the Year Ended 12/31/25			Segmented Reporting for the Quarter Ended 3/31/25			Segmented Reporting for the Quarter Ended 3/31/26		
	Community Banking	BM Tech	Total	Community Banking	BM Tech	Total	Community Banking	BM Tech	Total
Interest Income	$ 189,434	-	$ 189,434	$ 44,409	-	$ 44,409	$ 45,741	$ -	$ 45,741
Interest Expense	(90,869)	(124)	(90,993)	(20,602)	(21)	(20,623)	(20,183)	(31)	(20,214)
Funds Transfer Pricing	(18,088)	18,088	-	(3,919)	3,919	-	(5,603)	5,603	-
Net Interest Income	**80,477**	**17,964**	**98,441**	**19,888**	**3,898**	**23,786**	**19,955**	**5,572**	**25,527**
Provision for credit losses	(8,541)	-	(8,541)	(532)	-	(532)	398	-	398
Net interest income after Provision for Credit Losses	71,936	17,964	89,900	19,356	3,898	23,254	20,353	5,572	25,925
Interchange and Card Revenue	1,354	7,197	8,551	387	1,619	2,006	-	2,220	2,220
Servicing Fees	-	12,092	12,092	-	2,425	2,425	-	-	-
Service Charges	1,216	7,986	9,202	284	1,705	1,989	295	1,987	2,282
University fees - transaction activity	-	2,234	2,234	-	522	522	-	934	934
University fees - subscriptions	-	4,902	4,902	-	892	892	-	1,389	1,389
Bank-owned life insurance income	1,809	-	1,809	344	-	344	554	-	554
Gain on sale of securities, net	1,719	-	1,719	-	-	-	108	-	108
Other noninterest income	1,145	1,587	2,732	110	1,400	1,510	154	-	154
Total Noninterest Income	7,243	35,998	43,241	1,125	8,563	9,668	1,111	6,530	7,641
Total Employee Salary and Benefits	33,098	22,000	55,098	8,240	4,141	12,381	7,730	4,669	12,399
Occupancy and Equipment	5,120	10,434	15,554	1,160	1,840	3,000	1,378	2,947	4,325
Data Processing	2,594	5,587	8,181	589	1,255	1,844	665	1,287	1,952
Professional Fees	6,904	5,085	11,989	893	478	1,371	801	1,705	2,506
Consumer fraud and transaction losses	22	10,335	10,357	(3)	3,519	3,516	2	1,336	1,338
Other noninterest expense	11,656	4,752	16,408	3,953	1,053	5,006	2,387	1,325	3,712
Noninterest expense	**59,394**	**58,193**	**117,587**	**14,832**	**12,286**	**27,118**	**12,963**	**13,269**	**26,232**
Net Income (loss) before taxes	**19,785**	**(4,231)**	**15,554**	**5,649**	**175**	**5,824**	**8,501**	**(1,167)**	**7,334**
Income tax expense (benefit)	4,351	(998)	3,353	1,119	-	1,119	1,681	(258)	1,423
Net Income (loss)	**$ 15,434**	**$ (3,233)**	**$ 12,201**	**$ 4,530**	**$ 175**	**$ 4,705**	**$ 6,820**	**$ (909)**	**$ 5,911**
Period Ending Assets	**$ 3,215,076**	**$ 102,432**	**$ 3,317,508**	**$ 3,117,983**	**$ 110,805**	**$ 3,228,788**	**$ 3,316,017**	**$ 102,360**	**$ 3,418,377**

Non-GAAP Reconciliations

(Dollars in 000s)		AT OR FOR YEAR ENDED DECEMBER 31, 2021	2022	2023	2024	2025	FOR QUARTER ENDED MARCH 31, 2026
Net Income to common shareholders		$ 14,835	$ 21,797	$ 19,628	20,912	$ 12,201	5,911
Add: merger costs, net of tax		–	–	–	126	2,057	-
Add: amortization of intangibles, net of tax		–	–	–	–	1,951	532
Less: gain (loss) of securities, net of tax		383	–	87	–	1,322	83
Core Net Income	A	14,452	21,797	19,541	21,038	14,887	6,360
Average Assets	B	$ 1,235,893	1,735,976	2,367,346	2,939,701	3,361,341	3,408,376
CORE RETURN ON AVERAGE ASSETS (A / B)		1.17 %	1.26 %	0.83 %	0.72 %	0.44 %	0.76 %
Net interest income		$ 38,431	57,562	65,878	91,560	98,441	25,527
Noninterest income		1,650	1,761	2,406	5,475	43,241	7,641
Noninterest expense		17,937	27,203	42,287	72,362	114,912	26,231
Pretax pre-provision return		22,144	32,120	25,997	24,673	24,095	6,936
Add: merger costs		–	–	–	163	2,675	-
Add: amortization of intangibles		–	–	–	–	2,538	692
Less: gain (loss) of securities		485	–	110	–	1,719	108
Pretax pre-provision core return	C	21,659	32,120	25,887	24,836	27,588	7,522
Average assets	D	$ 1,235,893	1,735,976	2,367,346	2,939,701	3,361,341	3,408,376
PRETAX PRE-PROVISION CORE RETURN ON AVERAGE ASSETS (C/ D)		1.75 %	1.85 %	1.09 %	0.84 %	0.82 %	0.89 %
Total shareholders' equity		$ 104,922	256,421	268,373	337,317	346,925	353,354
Less: intangible assets		1,792	1,792	1,792	1,792	70,395	69,702
Tangible Common Equity	E	103,130	254,629	266,581	335,525	276,530	283,652
Common shares outstanding at period end	F	5,230	10,704	10,823	12,307	12,261	12,307
TANGIBLE BOOK VALUE PER SHARE (E/F)		$ 19.72	$ 23.79	$ 24.63	$ 27.26	$ 22.55	$ 23.05

Non-GAAP Reconciliations

(Dollars in 000s)		AT OR FOR YEAR ENDED DECEMBER 31, 2021	2022	2023	2024	2025	FOR QUARTER ENDED MARCH 31, 2026
Total Assets		$ 1,418,020	2,112,433	2,725,376	3,039,338	3,317,508	3,418,378
Less: intangible assets		1,792	1,792	1,792	1,792	70,395	69,702
Adjusted total assets at end of period	G	$ 1,416,228	2,110,641	2,723,584	3,037,546	3,247,113	3,348,676
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS (E/G)		7.3 %	12.1 %	9.8 %	11.0 %	8.3 %	8.5 %
Total average shareholders' equity		$ 96,588	215,590	257,260	281,282	344,020	352,594
Less: average intangible assets		1,792	1,792	1,792	1,792	67,875	69,702
Average tangible common equity	H	94,796	213,798	255,468	279,490	276,145	282,892
Net Income to common shareholders	I	$ 14,835	21,797	19,628	20,912	12,201	5,911
RETURN ON AVERAGE TANGIBLE COMMON EQUITY (I/H)		15.7 %	10.2 %	7.7 %	7.5 %	4.5 %	8.5 %
CORE RETURN ON AVERAGE TANGIBLE COMMON EQUITY (A/H)		15.2 %	10.2 %	7.6 %	7.5 %	5.4 %	9.1 %
EXPENSES:							
Noninterest expense	J	$ 17,937	27,203	42,287	72,362	117,587	26,232
Less: merger expense		–	–	–	163	2,675	-
Less: amortization of intangibles		–	–	–	–	2,538	693
Core noninterest expenses	K	17,937	27,203	42,287	72,199	112,374	25,539
Net interest income		38,431	57,562	65,878	91,560	98,441	25,527
Noninterest income		1,650	1,761	2,406	5,475	43,241	7,641
Less: gain (loss) of securities		485	–	110	–	1,719	108
Operating Revenue	L	$ 39,596	59,323	68,174	97,035	139,963	33,060
EFFICIENCY RATIO (J/L)		45.3 %	45.9 %	62.0 %	74.6 %	84.0 %	79.3 %
CORE EFFICIENCY RATIO (K/L)		45.3 %	45.9 %	62.0 %	74.4 %	80.3 %	77.3 %
Diluted Weighted Average Shares Outstanding	M	5,230	10,704	10,823	11,018	12,368	12,305
DILUTED CORE EARNINGS PER SHARE (A/M)		$ 2.76	$ 2.04	$ 1.81	$ 1.91	$ 1.20	$ 0.52

First Carolina Financial Services, Inc.

Pro Forma Capital Reconciliation

(Dollars in millions)	As of 3/31/26	Primary Offering	Pro Forma
Tangible Common Equity	283.7	85.4	369.0
Tangible Assets	3,348.7	85.4	3,434.1
TCE / TA (%)	**8.5%**	**2.3%**	**10.7%**
Common Equity Tier 1 ("CET1")	275.2	85.4	360.5
Risk-Weighted Assets	2,895.0	--	2,895.0
CET1 Ratio (%)	**9.5%**	**2.9%**	**12.5%**
Total Risk-Based Capital	350.1	85.4	435.5
Risk Weighted Assets	2,895.0	--	2,895.0
Total Risk-Based Capital Ratio (%)	**12.1%**	**2.9%**	**15.0%**
CRE	1,734.2	--	1,734.2
Bank Level Total Risk Based Capital	358.7	85.4	444.0
CRE Concentration Ratio (%)	**484%**	**(93%)**	**391%**

On a pro forma basis after giving effect to: the offering and sale of 5.5 million shares of First Carolina common stock at the assumed initial public offering price per share of $15.00, which is the midpoint of the price range set forth on the cover page of the prospectus, resulting in net proceeds to First Carolina of approximately $82.5 million, plus the overallotment option, payable by First Carolina